UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 3, 2017

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices )	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Divestiture of Cardiothoracic Closure Business

On August 3, 2017, RTI Surgical, Inc. (the “Company”), completed the sale of substantially all of the assets related to its Cardiothoracic closure business (the “CT Business”) to A&E Advanced Closure Systems, LLC (a subsidiary of A&E Medical Corporation) (“A&E”). The sale was completed pursuant to an Asset Purchase Agreement between the Company and A&E, dated August 3, 2017 (the “Asset Purchase Agreement”). As a part of the transaction, the Company also entered into a multi-year Contract Manufacturing Agreement with A&E (the “Contract Manufacturing Agreement”). Under the Contract Manufacturing Agreement, the Company agreed to continue to support the CT Business by manufacturing existing products and engineering, developing, and manufacturing potential future products for A&E.

The total consideration received by the Company under the Asset Purchase Agreement was composed of $54.0 million in cash consideration, $3.0 million of which is being held in escrow for up to twelve months to satisfy possible indemnification obligations, if any, plus an additional $6.0 million in contingent cash consideration (the “Contingent Consideration”). Payment of the Contingent Consideration is subject to two conditions: (1) if the Company obtains certain FDA regulatory clearance, then it will be paid $1.0 million of the Contingent Consideration; and (2) if A&E reaches certain revenue milestones, then the Company will be paid $5.0 million of the Contingent Consideration. The Company used $22.0 million of the proceeds from the sale of the CT Business to partially pay down amounts owed under the 2013 Loan Agreement (as defined below).

Both the Company and A&E have agreed to indemnify the other party for losses arising from certain breaches of the Asset Purchase Agreement and for certain other liabilities, subject to certain limitations. An affiliate of A&E has also agreed to guarantee certain obligations to the Company under the Asset Purchase Agreement.

In connection with the Asset Purchase Agreement, the Company and A&E have entered into certain additional ancillary agreements including the Contract Manufacturing Agreement, a transition services agreement, an intellectual property retention and license agreement, and product quality agreements.

The above description of the Asset Purchase Agreement and the Contract Manufacturing Agreement are qualified in their entirety by reference to the complete terms and conditions of the Asset Purchase Agreement and the Contract Manufacturing Agreement both of which will be filed as exhibits to the Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

Credit Facility

Also, on August 3, 2017 the Company entered into a Third Amended and Restated Loan Agreement, dated as of August 3, 2017 (the “2017 Loan Agreement”), among the Company, TD Bank, N.A. and First Tennessee Bank National Association, as Lenders (together with the various financial institutions as in the future may become parties thereto, the “Lenders”), and TD Bank, N.A., as administrative agent for the Lenders. The 2017 Loan Agreement represents a restructuring of the Company’s former loan agreement with TD Bank, N.A. and another lender under the Second Amended and Restated Loan Agreement dated July 16, 2013 between the Company, TD Bank, N.A. and Regions Bank (as amended, the “2013 Loan Agreement”).

The 2017 Loan Agreement provides for a revolving credit facility (the “Revolving Credit Facility”), in the aggregate principal amount of $42.5 million. A total of $35.0 million currently is outstanding on the Revolving Credit Facility. The 2017 Loan Agreement also contains a term loan facility in the aggregate principal amount of $25.4 million (the “Term Loan Facility” and, together with the Revolving Credit Facility the “Facility”). The Facility is secured by substantially all the assets of the Company and its domestic subsidiaries and is guaranteed by the Company’s domestic subsidiaries, as well as 65% of the stock of the Company’s foreign subsidiaries.

Borrowings made under the 2017 Loan Agreement initially will bear interest at a rate per annum equal to monthly LIBOR plus a margin of up to 3.50%. Interest is payable quarterly in arrears, and principal on the Term Loan Facility is payable in quarterly payments of $1.1 million, each commencing October 1, 2017. The maturity date of the Facility is September 15, 2019. The Company may make optional prepayments on the Facility without penalty at the end of any LIBOR interest period.

The Company was required to pay certain customary closing costs and bank fees upon entering into the 2017 Loan Agreement. The Company is subject to certain affirmative and negative covenants including (but not limited to) maintaining: a minimum fixed charge coverage ratio of 1.25:1.00; a maximum senior debt to EBITDA ratio of 3.00:1.00 (net of unrestricted cash in excess of $10.0 million); and a minimum liquidity of $10.0 million. The amounts owed under the 2017 Loan Agreement may be accelerated upon the occurrence of certain events of default customary for similar facilities for similarly rated borrowers.

The Lenders and their affiliates under the 2017 Loan Agreement have various other relationships with the Company involving the provision of financial services, including cash management and credit cards.

The above description of the 2017 Loan Agreement is qualified in its entirety by reference to the complete terms and conditions of the 2017 Loan Agreement, which will be filed as an exhibit to the Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

Item 1.02. Termination of a Material Definitive Agreement.

To the extent that entering into the 2017 Loan Agreement constituted a termination of the 2013 Loan Agreement, the information set forth in response to “Item 1.01-Credit Facility” relating to such termination is incorporated by reference into this Item 1.02.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in response to “Item 1.01-Divestiture of Cardiothoracic Closure Business” is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to “Item 1.01-Credit Facility” is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

On August 3, 2017, the Company issued a press release announcing the divestiture of the Company’s CT Business to A&E and the entry into the 2017 Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated in this Current Report by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet as of March 31, 2017 and the unaudited pro forma condensed statement of comprehensive loss for the three months ended March 31, 2017, and for the fiscal year ended December 31, 2016 are filed as Exhibit 99.2 hereto and are incorporated into this item by reference.

(d)	Exhibits.

99.1	Press Release, dated August 3, 2017.

99.2	Unaudited Pro Forma Consolidated Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: August 9, 2017	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

RTI Surgical, Inc.

Form 8-K Current Report

Exhibit Number	Description of Document
99.1	Press Release, dated August 3, 2017.

99.2	Unaudited Pro Forma Consolidated Financial Information.